Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP ANNOUNCES RESULTS FOR QUARTER ENDED JUNE 30, 2012

HIGHLIGHTS

--                FFO per share was $0.69; FAD per share was $0.56; and earnings per share was $0.48

--                Year-over-year three- and six-month cash NOI SPP increased 3.1% and 3.9%, respectively

--                Executed $559 million of investment transactions through July 2012:

-                    £137 million ($215 million) UK debt investment with a yield to maturity of 12.5%

-                    $81 million for eight on-campus MOBs from Scottsdale Healthcare

-                    $179 million for 12 on-campus MOBs from The Boyer Company in a DownREIT transaction

-                    $84 million of other acquisitions and capital investments

--                Completed $891 million of capital raising transactions through July 2012:

-                    $376 million of common stock

-                    $300 million ten-year 3.15% senior unsecured notes

-                    £137 million ($215 million) four-year 1.81% unsecured term loan

--                Raised full-year 2012 guidance as follows: FFO as adjusted to a range of $2.73 to $2.79 per share; FAD to a range of $2.18 to $2.24 per share; and cash NOI SPP to a range of 3.5% to 4.5%

--                Earned 7 ENERGY STAR certifications in our senior housing, medical office and life science segments and achieved Platinum LEED status on one of our life science properties

LONG BEACH, CA, July 31, 2012 – HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended June 30, 2012 as follows (in thousands, except per share amounts):

	Three Months Ended June 30, 2012		Three Months Ended June 30, 2011		Per Share
	Amount	Per Share	Amount	Per Share	Change
FFO	$293,621	$0.69	$317,911	$0.78	$(0.09)
Merger-related items(1)	—	—	(5,712)	(0.01)	0.01
FFO as adjusted	$293,621	$0.69	$312,199	$0.77	$(0.08)
FAD	$234,851	$0.56	$251,875	$0.62	$(0.06)
Net income applicable to common shares	$201,467	$0.48	$222,993	$0.55	$(0.07)

(1)	Merger-related items were attributable to the HCR ManorCare acquisition, which closed on April 7, 2011.

Operating results for the quarter ended June 30, 2012 include the positive impact of $0.02 per share resulting from a $7 million insurance recovery of past G&A expenses. In addition to the merger-related items disclosed above, operating results for the quarter ended June 30, 2011 include the positive impact of $0.10 per share for the following: (i) interest income of $0.09 per share or $35 million from the early payoff of our Genesis debt investments; and (ii) other income of $0.01 per share or $6 million received in connection with a litigation settlement that represents proceeds owed to the Company from a prior sale of assets.

FFO, FFO as adjusted and FAD are supplemental non-GAAP financial measures that the Company believes are useful in evaluating the operating performance of real estate investment trusts. See the “Funds From Operations” section of this release for additional information regarding FFO and FFO as adjusted and the “Funds Available for Distribution” section of this release for additional information regarding FAD.

INVESTMENT TRANSACTIONS

On June 28, 2012, we made an investment in senior unsecured notes with an aggregate par value of £138.5 million at a discount for £136.8 million (approximately $215 million), as part of the financing for Terra Firma’s £825 million acquisition of Four Seasons Health Care (“Four Seasons”), the largest elderly and specialist care provider in the United Kingdom with 445 care homes and 61 specialist care centers. The notes mature in June 2020 and are non-callable until June 2016. The notes bear interest on their par value at a fixed rate of 12.25% per annum, with an original discount resulting in a yield to maturity of 12.5%. Terra Firma, a leading European private equity firm, provided £345 million in equity financing, resulting in a loan-to-capitalization of 62% for the Four Seasons notes. The £136.8 million for this investment is funded by a GBP denominated term loan that serves as a natural hedge and is discussed below.

During the quarter, we made additional investments of $70 million as follows: (i) acquisition of a life science facility for $8 million; (ii) acquisition of a parcel of land adjacent to one of our hospitals for $3 million; and (iii) funding of development and other capital projects of $59 million, primarily in our life science, medical office and senior housing segments.

On July 30, 2012, we acquired an 80,000 sq. ft. on-campus medical office building (“MOB”) for $14 million.

On July 30, 2012, we executed agreements to acquire eight on-campus MOBs for $81 million from Scottsdale Healthcare. The eight on-campus MOBs located in Scottsdale, Arizona comprise approximately 398,000 rentable sq. ft. and have a current occupancy of 89%.  We expect to close this acquisition early August 2012.

On July 30, 2012, we executed agreements to acquire a portfolio of 12 MOBs from The Boyer Company valued at $179 million, including non-managing member LLC units (“DownREIT units”) and debt valued at $41 million and $59 million, respectively; the MOBs are primarily located on the campuses of HCA, Iasis Healthcare and Community Health Systems and comprise 758,000 sq. ft. with a current occupancy of 88%. We expect to close this acquisition on or before August 31, 2012.

FINANCING ACTIVITY

In June 2012, we completed a $376 million offering of 8.97 million shares of common stock at $41.88 per share.

On July 23, 2012, we issued $300 million of 3.15% senior unsecured notes due in 2022. The notes were priced at 98.888% of the principal amount with an effective yield to maturity of 3.28%. Net proceeds from this offering were $293.7 million.

On July 30, 2012, we entered into a credit agreement with a syndicate of banks for a £137 million four-year unsecured term loan (the “Loan”) that accrues interest at a rate of GBP LIBOR plus 1.20%. Concurrent with the closing of the Loan, we entered into a four-year interest rate swap agreement that fixes the rate of the Loan at 1.81%, subject to adjustments based on our credit ratings.

SUSTAINABILITY

During the quarter, we earned seven ENERGY STAR awards in our senior housing (4), life science (2) and medical office (1) segments and achieved Platinum LEED status on one of our recently completed life science redevelopment properties in San Diego as a result of the Company’s energy conservation programs. As of June 30, 2012, our medical office, life science and senior housing segments have been awarded 75 ENERGY STAR labels. Further, in June 2012, we completed our first response to the Carbon Disclosure Project’s 2012 Investor questionnaire as well as our response to the 2012 Global Real Estate Sustainability Benchmark survey sponsored by NAREIT. More information about HCP’s sustainability efforts can be found on our website at www.hcpi.com.

DIVIDEND

On July 26, 2012, we announced that our Board of Directors declared a quarterly cash dividend of $0.50 per common share. The dividend will be paid on August 21, 2012 to stockholders of record as of the close of business on August 6, 2012.

OUTLOOK

For the full year 2012, we expect FFO applicable to common shares to range between $2.70 and $2.76 per share; FFO as adjusted applicable to common shares to range between $2.73 and $2.79 per share; FAD applicable to common shares to range between $2.18 and $2.24 per share; and net income applicable to common shares to range between $1.83 and $1.89 per share. See the “Projected Future Operations” section of this release for additional information regarding these estimates.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, July 31, 2012 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended June 30, 2012. The conference call is accessible by dialing (877) 724-7556 (U.S.) or (706) 645-4695 (International). The participant passcode is 96926459. The webcast is accessible via the Company’s website at www.hcpi.com. This link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. Through August 14, 2012, an archive of the webcast will be available on our website and a telephonic replay can be accessed by calling (855) 859-2056 (U.S.) or (404) 537-3406 (International) and entering passcode 96926459. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. The Company’s portfolio of assets is diversified among five distinct sectors: senior housing, post-acute/skilled nursing, life science, medical office and hospitals. A publicly traded company since 1985, HCP: (i) was the first healthcare REIT selected to the S&P 500 index; (ii) has increased its dividend per share for 27 consecutive years; and (iii) is the only REIT included in the S&P 500 Dividend Aristocrats index. For more information regarding HCP, visit the Company’s website at www.hcpi.com.

###

FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include among other things, net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, FFO as adjusted applicable to common shares on a diluted basis and FAD applicable to common shares on a diluted basis for the full year of 2012.  These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investments; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to successfully integrate the operations of acquired companies; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants from its senior housing segment to maintain or increase their occupancy levels and revenues; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors, including changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; changes in the financial position or business strategies of HCR ManorCare; the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

Timothy M. Schoen

Executive Vice President and Chief Financial Officer

562-733-5309

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

(Unaudited)

	June 30,	December 31,
	2012	2011
Assets
Real estate:
Buildings and improvements	$8,994,048	$8,933,278
Development costs and construction in progress	204,018	190,590
Land	1,734,469	1,729,677
Accumulated depreciation and amortization	(1,614,148)	(1,472,272)
Net real estate	9,318,387	9,381,273

Net investment in direct financing leases	6,804,929	6,727,777
Loans receivable, net	125,521	110,253
Investments in and advances to unconsolidated joint ventures	219,877	224,052
Accounts receivable, net of allowance of $1,696 and $1,341, respectively	25,974	26,681
Cash and cash equivalents	169,636	33,506
Restricted cash	42,782	41,553
Intangible assets, net	347,670	373,763
Real estate held for sale, net	—	4,159
Other assets, net	734,992	485,458

Total assets	$17,789,768	$17,408,475

Liabilities and equity
Bank line of credit	$215,015	$454,000
Senior unsecured notes	5,615,979	5,416,063
Mortgage debt	1,726,944	1,764,571
Other debt	84,060	87,985
Intangible liabilities, net	114,939	124,142
Accounts payable and accrued liabilities	273,344	275,478
Deferred revenues	68,548	65,614
Total liabilities	8,098,829	8,187,853

Preferred stock, $1.00 par value: aggregate liquidation preference of $295.5 million as of December 31, 2011	—	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized; 429,401,611 and 408,629,444 shares issued and outstanding, respectively	429,402	408,629
Additional paid-in capital	10,159,580	9,383,536
Cumulative dividends in excess of earnings	(1,062,049)	(1,024,274)
Accumulated other comprehensive loss	(19,703)	(19,582)
Total stockholders’ equity	9,507,230	9,033,482

Joint venture partners	15,855	16,971
Non-managing member unitholders	167,854	170,169
Total noncontrolling interests	183,709	187,140

Total equity	9,690,939	9,220,622

Total liabilities and equity	$17,789,768	$17,408,475

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenues:
Rental and related revenues	$248,627	$260,157	$492,962	$513,238
Tenant recoveries	23,581	22,441	46,231	45,885
Resident fees and services	35,569	835	71,748	3,340
Income from direct financing leases	154,976	143,662	309,511	157,057
Interest income	1,216	60,526	2,035	98,622
Investment management fee income	470	504	963	1,111
Total revenues	464,439	488,125	923,450	819,253

Costs and expenses:
Interest expense	103,225	105,129	207,793	213,705
Depreciation and amortization	87,924	89,814	176,165	180,996
Operating	70,087	46,615	137,436	93,460
General and administrative	14,812	34,872	34,914	56,824
Total costs and expenses	276,048	276,430	556,308	544,985

Other income, net	1,028	7,518	1,464	17,827

Income before income taxes and equity income from unconsolidated joint ventures	189,419	219,213	368,606	292,095
Income taxes	(176)	(248)	533	(285)
Equity income from unconsolidated joint ventures	15,732	14,950	29,407	15,748
Income from continuing operations	204,975	233,915	398,546	307,558

Discontinued operations:
Income before gain on sales of real estate, net of income taxes	—	337	137	678
Gain on sales of real estate, net of income taxes	—	—	2,856	—
Total discontinued operations	—	337	2,993	678

Net income	204,975	234,252	401,539	308,236
Noncontrolling interests’ share in earnings	(2,951)	(5,493)	(6,135)	(9,384)
Net income attributable to HCP, Inc.	202,024	228,759	395,404	298,852
Preferred stock dividends	—	(5,283)	(17,006)	(10,566)
Participating securities’ share in earnings	(557)	(483)	(1,674)	(1,347)

Net income applicable to common shares	$201,467	$222,993	$376,724	$286,939

Basic earnings per common share:
Continuing operations	$0.48	$0.55	$0.90	$0.74
Discontinued operations	—	—	0.01	—
Net income applicable to common shares	$0.48	$0.55	$0.91	$0.74

Diluted earnings per common share:
Continuing operations	$0.48	$0.55	$0.90	$0.73
Discontinued operations	—	—	—	—
Net income applicable to common shares	$0.48	$0.55	$0.90	$0.73

Weighted average shares used to calculate earnings per common share:
Basic	420,468	406,193	415,243	389,249

Diluted	421,671	411,710	416,666	391,100

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$401,539	$308,236
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	176,165	180,996
Discontinued operations	35	476
Amortization of above and below market lease intangibles, net	(1,322)	(2,093)
Amortization of deferred compensation	11,407	10,205
Amortization of deferred financing costs, net	8,459	18,402
Straight-line rents	(21,787)	(32,912)
Loan and direct financing lease interest accretion	(48,159)	(41,858)
Deferred rental revenues	1,169	(1,077)
Equity income from unconsolidated joint ventures	(29,407)	(15,748)
Distributions of earnings from unconsolidated joint ventures	1,878	1,569
Gain on sales of real estate	(2,856)	—
Gain upon consolidation of joint venture	—	(7,769)
Gain upon settlement of loans receivable	—	(22,812)
Derivative gains, net	(52)	(3,308)
Changes in:
Accounts receivable, net	708	8,822
Other assets	(8,188)	(4,010)
Accounts payable and accrued liabilities	(6,038)	35,696
Net cash provided by operating activities	483,551	432,815
Cash flows from investing activities:
Cash used in the HCR ManorCare Acquisition, net of cash acquired	—	(3,801,624)
Cash used in the HCP Ventures II purchase, net of cash acquired	—	(135,550)
Other acquisitions and development of real estate	(62,860)	(148,032)
Leasing costs and tenant and capital improvements	(27,112)	(20,940)
Proceeds from sales of real estate, net	7,238	—
Purchase of an interest in unconsolidated joint ventures	—	(95,000)
Distributions in excess of earnings from unconsolidated joint ventures	1,529	1,558
Principal repayments on loans receivable	4,508	303,720
Investments in loans receivable	(20,757)	(360,932)
Increase in restricted cash	(1,229)	(7,851)
Purchase of marketable debt securities	(214,859)	—
Net cash used in investing activities	(313,542)	(4,264,651)
Cash flows from financing activities:
Net repayments under bank line of credit	(238,985)	—
Repayments of mortgage and other debt	(42,538)	(141,684)
Issuance of senior unsecured notes	450,000	2,400,000
Repayment of senior unsecured notes	(250,000)	—
Deferred financing costs	(10,236)	(42,852)
Preferred stock redemption	(295,500)	—
Net proceeds from the issuance of common stock and exercise of options	783,137	1,281,575
Dividends paid on common and preferred stock	(422,852)	(384,915)
Issuance (purchase) of noncontrolling interests	873	(33,618)
Distributions to noncontrolling interests	(7,778)	(7,166)
Net cash provided by (used in) financing activities	(33,879)	3,071,340
Net increase (decrease) in cash and cash equivalents	136,130	(760,496)
Cash and cash equivalents, beginning of period	33,506	1,036,701
Cash and cash equivalents, end of period	$169,636	$276,205

HCP, Inc.

Funds From Operations(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net income applicable to common shares	$201,467	$222,993	$376,724	$286,939
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	87,924	89,814	176,165	180,996
Discontinued operations	—	238	35	476
Direct financing lease (“DFL”) depreciation	3,142	2,633	6,192	3,005
Gain on sales of real estate	—	—	(2,856)	—
Gain upon consolidation of joint venture	—	270	—	(7,769)
Equity income from unconsolidated joint ventures	(15,732)	(14,950)	(29,407)	(15,748)
FFO from unconsolidated joint ventures	18,275	17,519	34,452	20,834
Noncontrolling interests’ and participating securities’ share in earnings	3,508	5,976	7,809	10,731
Noncontrolling interests’ and participating securities’ share in FFO	(4,963)	(6,582)	(10,691)	(11,806)
FFO applicable to common shares	$293,621	$317,911	$558,423	$467,658
Distributions on dilutive convertible units	3,127	2,964	6,249	6,018
Diluted FFO applicable to common shares	$296,748	$320,875	$564,672	$473,676
Diluted FFO per common share	$0.69	$0.78	$1.34	$1.19
Weighted average shares used to calculate diluted FFO per share	427,496	413,996	422,507	397,060
Impact of adjustments to FFO:
Preferred stock redemption charge	—	—	10,432 (2)	—
Merger-related items	—	(5,712)	—	26,596 (3)
	$—	$(5,712)	$10,432	$26,596
FFO as adjusted applicable to common shares	$293,621	$312,199	$568,855	$494,254
Distributions on dilutive convertible units and other	3,127	2,975	6,218	5,915
Diluted FFO as adjusted applicable to common shares	$296,748	$315,174	$575,073	$500,169
Per common share impact of adjustments on diluted FFO	$—	$(0.01)	$0.02 (2)	$0.16 (3)
Diluted FFO as adjusted per common share	$0.69	$0.77	$1.36	$1.35
Weighted average shares used to calculate diluted FFO as adjusted per share	427,496	408,985	422,507	371,004

(1)

We believe Funds From Operations (“FFO”) is an important supplemental measure of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue. FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles or “GAAP”), excluding gains or losses from acquisition and dispositions of depreciable real estate or related interests, impairments of, or related to, depreciable real estate, plus real estate and DFL depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from us. In addition, we present FFO before the impact of litigation settlement charges, preferred stock redemption charges, impairments (recoveries) of non-depreciable assets and merger-related items (“FFO as adjusted”). Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income (determined in accordance with GAAP).

(2)

In connection with the redemption of our preferred stock, we incurred a one-time, non-cash redemption charge of $10.4 million or $0.02 per share related to the original issuance costs of the preferred stock.

(3)	$26.6 million or $0.16 per share of merger-related items attributable to the HCR ManorCare acquisition, which closed on April 7, 2011.

HCP, Inc.

Funds Available for Distribution(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

FFO as adjusted applicable to common shares	$293,621	$312,199	$568,855	$494,254
Amortization of above and below market lease intangibles, net	(625)	(1,187)	(1,322)	(2,093)
Amortization of deferred compensation	6,034	5,103	11,407	10,205
Amortization of deferred financing costs, net	3,930	3,391	8,459	6,349
Straight-line rents	(11,860)	(15,612)	(21,787)	(32,912)
DFL accretion(2)	(22,017)	(22,262)	(47,639)	(24,937)
DFL depreciation	(3,141)	(2,633)	(6,191)	(3,005)
Deferred revenues – tenant improvement related	(346)	(767)	(833)	(1,643)
Deferred revenues – additional rents (SAB 104)	(324)	(1,416)	2,002	566
Leasing costs and tenant and capital improvements	(18,181)	(11,447)	(27,112)	(20,940)
Joint venture and other FAD adjustments(2)	(12,240)	(13,494)	(26,665)	(14,347)
FAD applicable to common shares	$234,851	$251,875	$459,174	$411,497

Distributions on dilutive convertible units	1,791	2,964	3,577	2,616

Diluted FAD applicable to common shares	$236,642	$254,839	$462,751	$414,113

Diluted FAD per common share	$0.56	$0.62	$1.10	$1.12

Weighted average shares used to calculate diluted FAD per common share	425,238	408,985	420,236	368,704

(1)     Funds Available for Distribution (“FAD”) is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired above/below market lease intangibles, net; (ii) amortization of deferred compensation expense; (iii) amortization of deferred financing costs, net; (iv) straight-line rents; (v) accretion and depreciation related to DFLs; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, our FAD may not be comparable to those reported by other REITs. Although our FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of our ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze our liquidity, FAD should be compared with cash flows as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

(2)     For the three and six months ended June 30, 2012, DFL accretion reflects an elimination of $14.8 million and $29.5 million, respectively. For both the three and six months ended June 30, 2011, DFL accretion reflects an elimination of $13.3 million. Our ownership interest in HCR ManorCare OpCo is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR ManorCare OpCo. Further, our share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare OpCo level, which we present as a non-cash joint venture FAD adjustment.

HCP, Inc.

Net Operating Income and Same Property Performance(1)(2)

Dollars in thousands

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$204,975	$234,252	$401,539	$308,236
Interest income	(1,216)	(60,526)	(2,035)	(98,622)
Investment management fee income	(470)	(504)	(963)	(1,111)
Interest expense	103,225	105,129	207,793	213,705
Depreciation and amortization	87,924	89,814	176,165	180,996
General and administrative	14,812	34,872	34,914	56,824
Other income, net	(1,028)	(7,518)	(1,464)	(17,827)
Income taxes	176	248	(533)	285
Equity income from unconsolidated joint ventures	(15,732)	(14,950)	(29,407)	(15,748)
Total discontinued operations, net of income taxes	—	(337)	(2,993)	(678)
NOI(1)	$392,666	$380,480	$783,016	$626,060
Straight-line rents	(11,860)	(15,612)	(21,787)	(32,912)
DFL accretion	(22,017)	(22,262)	(47,639)	(24,937)
Amortization of above and below market lease intangibles, net	(625)	(1,187)	(1,322)	(2,093)
Lease termination fees	(251)	(1,589)	(399)	(3,178)
NOI adjustments related to discontinued operations	—	—	148	—
Adjusted NOI(1)	$357,913	$339,830	$712,017	$562,940
Non-SPP adjusted NOI	(133,111)	(121,783)	(268,665)	(136,273)
Same property portfolio adjusted NOI(2)	$224,802	$218,047	$443,352	$426,667

Adjusted NOI % change – SPP(2)	3.1%		3.9%

(1)     We believe Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. We use NOI and adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. We believe that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (determined in accordance with GAAP) since it excludes certain components from net income. Further, NOI may not be comparable to that of other REITs, as they may use different methodologies for calculating NOI.

NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses. NOI excludes interest income, investment management fee income, interest expense, depreciation and amortization, general and administrative expenses, litigation settlement, impairments, impairment recoveries, other income, net, income taxes, equity income from and impairments of unconsolidated joint ventures, and discontinued operations. Adjusted NOI is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. Adjusted NOI is sometimes referred to as “cash NOI.”

(2)     Same property portfolio (“SPP”) statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates the changes in the composition of the Company’s portfolio of properties. The Company identifies its SPP as stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in the Company’s SPP. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

HCP, Inc.

Projected Future Operations(1)

(Unaudited)

	2012
	Low	High

Diluted earnings per common share	$1.83	$1.89
Real estate depreciation and amortization	0.84	0.84
DFL depreciation	0.03	0.03
Gain on sales of real estate	(0.01)	(0.01)
Joint venture FFO adjustments	0.01	0.01
Diluted FFO per common share	$2.70	$2.76
Preferred stock redemption charge	0.03	0.03
Diluted FFO as adjusted per common share	$2.73	$2.79
Amortization of net below market lease intangibles and deferred revenues	(0.01)	(0.01)
Amortization of deferred compensation	0.05	0.05
Amortization of deferred financing costs, net	0.04	0.04
Straight-line rents	(0.10)	(0.10)
DFL accretion(2)	(0.23)	(0.23)
DFL depreciation	(0.03)	(0.03)
Leasing costs and tenant and capital improvements	(0.14)	(0.14)
Joint venture and other FAD adjustments(2)	(0.13)	(0.13)
Diluted FAD per common share	$2.18	$2.24

(1)

Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of future dispositions, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. There can be no assurance that our actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)

Our ownership interest in HCR ManorCare OpCo is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR ManorCare OpCo. Further, our share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare OpCo level, which we present as a non-cash joint venture FAD adjustment.